EXHIBIT 10.11(b)

WORLDSPACE, INC.

2005 INCENTIVE AWARD PLAN

STOCK OPTION AGREEMENT

AGREEMENT made as of this [        ] day of [            ], [200_] (the “Date of Grant”) between WorldSpace, Inc., a Delaware corporation (hereinafter referred to as the “Corporation”), and [            ], residing at [            ] (hereinafter referred to as the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Corporation desires, pursuant to the WorldSpace 2005 Incentive Award Plan (the “Plan”), to provide the Optionee with an opportunity to acquire Class A common shares, $0.01 par value, of the Corporation (hereinafter referred to as “Common Shares”) on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Optionee hereby agree as follows:

I. Notice of Grant

1. Terms of Grant. You have been granted an Option to purchase Common Shares of the Corporation, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option	☐ Incentive Stock Option

☐ Non-Qualified Option

Expiration Date

2. Vesting Schedule. Subject to Optionee’s continuing status as an Employee or Consultant to the Corporation or any Subsidiary or Affiliate and other limitations set forth in the Plan and this Agreement, the Option shall become exercisable cumulatively as to the following amounts of the number of Shares originally subject thereto (after giving effect to any adjustment pursuant to the Plan), on the dates indicated:

(a) as to [            ] Shares on or after [            ];

(b) as to [            ] Shares on or after [            ];

(c) as to [            ] Shares on or after [            ];

(d) as to [            ] Shares on or after [            ]; and

(e) as to [            ] Shares on or after [            ].

II. Option Agreement

1. Definitions. For purposes of this Agreement, unless otherwise defined herein, all capitalized terms shall have the same definitions as set forth under the Plan.

2. Confirmation of Grant of Option. Pursuant to a determination by the Committee of the Board of Directors of the Corporation authorized to administer the Plan, the Corporation, subject to the terms of the Plan and this Agreement, hereby grants to the Optionee, named above, in addition to and not in lieu of salary or other compensation for services, the right to purchase (hereinafter referred to as the “Option”) an aggregate number of shares of Common Shares, as set forth in the Notice of Grant attached as Part I of this Agreement, subject to adjustment as provided in the Plan (such shares of Common Shares, as adjusted, herein being referred to as the “Shares”), at the exercise price per share of Common Shares set forth in the Notice of Grant (the “Exercise Price”).

If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Section 422(d) of the Code, it shall be treated as a Non-Qualified Stock Option.

3. Exercisability of Option.

(a) The Option shall be exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Agreement.

(b) Notwithstanding the above, this Option is not exercisable until the Optionee (i) repays in full any and all loans made to him by the Corporation (or by any Subsidiary or Affiliate of the Corporation), unless the Optionee has the prior written consent of the Committee to exercise the Option as provided in Article 2, Section I(c) of the Plan, and (ii) makes arrangements, subject to the Corporation’s approval, for the payment of the Optionee’s minimum income tax withholding obligations (pursuant to Article 13(d) of the Plan) required upon the exercise of this Option.

(c) The Option may be exercised pursuant to the provisions of this Section 3, by notice and payment to the Corporation as provided in Sections 9 and 10 hereof.

4. Expiration of Option. The term of the Option shall be for a period of ten years from the Date of Grant, subject to earlier termination or cancellation as provided in this Agreement. The Option may not under any circumstances be exercised on or after the tenth (10th) anniversary of the Date of Grant. To the extent unexercised, the Option shall automatically expire at 12:00 midnight on the Expiration Date as set forth in the Notice of Grant.

5. Non-Transferability of Option. The Option shall not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way, and shall not be subject to execution, attachment or other process, except as may be provided in the Plan. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of the Plan, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option will cause the Option to terminate immediately upon the happening of any such event; provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Corporation or any Subsidiary or Affiliate of the Corporation may have under this Agreement or otherwise. In the event that the Option is designated as an Incentive Stock Option in the Notice of Grant, such Option shall be exercisable during the Optionee’s lifetime only by the Optionee.

6. Exercise Upon Termination of Employment. Except as otherwise provided in the Notice of Grant or herein, or in a written employment agreement between the Corporation and the Optionee, (a) if the Optionee’s employment with the Corporation terminates for any reason, the Optionee shall have the right to exercise any Option during the 90 days after such termination of employment to the extent it was vested at the date of such termination, but in no event later than the date the Option would have expired had it not been for the termination of such employment. If the Optionee’s employment terminates due to Disability, such 90-day period during which the vested Option shall remain exercisable shall be extended to one year, but not beyond the expiration date of the Option. If employment terminated due to the Optionee’s death, or if the Optionee dies in such 90-day or one-year post-employment exercise period, the vested Option will continue to be exercisable as provided herein, or, if no such provision is made in the Notice of Grant, for a period of one year after the Optionee’s death, but not beyond the expiration date of the Option. Notwithstanding the foregoing, if an Optionee’s employment is terminated by the Corporation or by any Subsidiary or Affiliate for Good Cause, then the Optionee shall immediately forfeit his or her rights to exercise any and all of outstanding Options theretofore granted to him or her. In the case of an Incentive Stock Option, if the Optionee does not exercise such Option to the full extent permitted herein, the remaining exercisable portion of such Option, if any, automatically will be deemed a Non-Qualified Option (except to the extent otherwise provided by Section 421 or Section 422 of the Code), and such Option may be exercised only to the extent as may be permitted herein.

(b) Except as otherwise provided in the Notice of Grant and subject to any non-compete restrictions set forth in the Plan, in the event of the Optionee’s Retirement or Early Retirement, the Optionee shall have the right, on or before the earlier of the expiration date of the Option or thirty-six (36) months following the date of such Retirement or Early Retirement, to purchase Shares under any Options which at Retirement or Early Retirement are, or within thirty-six (36) months following Retirement or Early Retirement would become, exercisable.

7. Lock-Up Period. Optionee hereby agrees that, if so requested by the Corporation or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Corporation under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Corporation during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Corporation) (the “Market Standoff Period”) following the effective date of a registration statement of the Corporation filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Corporation to become effective under the Securities Act that includes securities to be sold on behalf of the Corporation in an underwritten public offering under the Securities Act. The Corporation may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of the Market Standoff Period.

8. Registration. The shares of Common Shares subject hereto and issuable upon the exercise hereof may not be registered under the Securities Act of 1933, as amended, and, if required upon the request of counsel to the Corporation, the Optionee will give a representation as to his investment intent with respect to such shares prior to their issuance. The Corporation may register or qualify the shares covered by the Option for sale pursuant to the Securities Act of 1933, as amended, at any time prior to or after the exercise in whole or in part of the Option.

9. Method of Exercise of Option. Subject to the terms and conditions of this Agreement, the Option shall be exercisable by delivering a written Notice of Exercise (in a form designated by the Corporation), together with such additional documents as the Corporation may then require, (the “Notice”), and provision for payment to the Corporation in accordance with the procedure prescribed in Section 10 herein. If the Option is being exercised by any person or persons other than the Optionee, each Notice shall be accompanied by proof, satisfactory to counsel to the Corporation, of the right of such other person or persons to exercise the Option. Each Notice must be received by the Corporation on or before the date of the expiration of this Option. In the event the date of expiration of this Option falls on a day which is not a regular business day at the Corporation’s executive office in Washington, D.C., then such written Notice must be received at such office on or before the last regular business day prior to such date of expiration.

10. Payment of the Purchase Price. (a) Full payment of the purchase price of any shares of Common Shares, in respect of which the Option shall be exercised, shall be made by the Optionee or such person or persons at the place specified by the Corporation on the date the Notice is received by the Corporation either:

(i) by delivering to the Corporation cash, or a certified or bank cashier’s check payable to the order of the Corporation;

(ii) to the extent permitted by the Committee and as provided herein, by delivering to the Corporation properly endorsed certificates of shares of Common Shares (or certificates accompanied by an appropriate shares power) with signature guaranties by a bank or trust company;

(iii) by any form of “cashless” exercise pursuant to any procedures then in effect which have been established by the Committee in accordance with the Plan;

(iv) to the extent approved by the Committee, through use of a temporary financing arrangement for an Optionee by registered broker-dealers, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such financing is arranged, for the purpose of assisting an Optionee in the exercise of an Option, such authority to include the payment by the Corporation of the commissions of the broker-dealer or

(v) by any combination of the above to the extent permitted by the Committee.

(b) Shares of Common Shares delivered to the Corporation in payment of the Exercise Price shall be valued at the Fair Market Value of the Common Shares on the date preceding the date of the exercise of the Option. Unless otherwise specifically provided, the exercise price of an Option that is paid by delivery (actually or by attestation) to the Corporation of other Common Shares shall be paid only by Common Shares of the Corporation that have been held by the Optionee for more than six (6) months on the date of delivery (or such shorter or longer period as may be required to prevent the Corporation from incurring an accounting charge).

(c) If the Optionee fails to accept delivery of and pay for all or any part of the number of Shares specified in such Notice, his right to exercise the Option with respect to such undelivered Shares may be terminated in the sole discretion of Committee.

(d) The Option may be exercised only with respect to full Shares.

11. Payment of Withholding. The Corporation shall not be required to issue or deliver any certificate or certificates for shares of its Common Shares purchased upon the exercise of any part of this Option prior to the payment to the Corporation, upon its demand, of any amount requested by the Corporation for the purpose of satisfying its obligation, if any, to withhold federal, state, local or foreign income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of this Option or the transfer of Shares thereupon. Such payment shall be made by the Optionee in cash or, with the consent of the Committee, by tendering to the Corporation shares of Common Shares equal in value to the minimum amount of the required withholding. In the alternative, the Committee may provide that the Optionee may have withheld from the shares of Common Shares to be delivered to the Optionee pursuant to an exercise of this Option such number of shares of Common Shares equal in value to the amount of the minimum required withholding. Optionee acknowledges and agrees that the Corporation may provide for the payment of any such taxes through withholding from the Optionee’s salary, reduction of the number of shares of Common Shares or other securities to be issued, or otherwise.

12. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Common Shares pursuant thereto shall be subject to approval by the Corporation’s counsel of all legal matters in connection therewith, including, but not limited to compliance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the requirements of any shares exchange upon which the Common Shares may then be listed.

13. Reservation of Shares. Unless the Common Shares are readily tradable on a generally recognized securities market, the Corporation shall at all times during the term of the Option reserve and keep available such number of shares of the Common Shares as will be sufficient to satisfy the requirements of this Agreement.

14. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to them at 2400 N Street, N.W., Washington, D.C. 20037, Attn: Corporate Secretary. All notices to the Optionee shall be addressed to the Optionee or such other person or persons at the Optionee’s address above specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

15. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Corporation. All obligations imposed upon the Optionee and all rights granted to the Corporation under this Agreement shall be binding upon the Optionee’s heirs, legal representatives and successors.

16. Severability. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

17. Governing Law. This Agreement will be construed and governed in accordance with the laws of the State of Delaware.

18. No Guarantee of Employment. Nothing contained in this Agreement shall be construed as (a) a contract of employment between the Optionee and the Corporation or any Subsidiary or Affiliate, (b) as a right of the Optionee to be continued in the employ of the Corporation or of any Subsidiary or Affiliate, or (c) as a limitation of the right of the Corporation or of any Subsidiary or Affiliate to discharge the Optionee at any time, with or without cause.

19. No Rights as Shareholder. The Optionee shall not have any rights to dividends or any other rights of a shareholder with respect to any shares of Common Shares purchasable upon the exercise of any part of the Option unless and until such shares shall have been issued by the Corporation to such holder (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Corporation).

20. Nonqualified Deferred Compensation. Neither the Corporation nor any Subsidiary or Affiliate shall be responsible for, or have any liability to the Optionee or other person with respect to, any taxes or penalties which may be imposed on the Optionee in connection with an Option granted under the Plan, in the event that such Option becomes subject to Section 409A of the Code and the regulations promulgated thereunder.

21. No Liability. The Corporation shall have no liability to a Optionee, or any other party, if an Option (or any part thereof) that is intended to qualify as an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board of Directors or the Committee pursuant to Article 14 of the Plan, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Option.

22. Compliance with Section 409A. Nothing in the Plan or this Agreement shall operate or be construed to cause the Plan or the Option to fail to comply with the requirements of Section 409A of the Code. The applicable provisions of Section 409A and the regulations thereunder are hereby incorporated by reference and shall control over any provision of the Plan or this Agreement in conflict therewith.

23. Amendment. This Agreement may be amended in accordance with the Plan without the consent of the Optionee, provided that no amendment of this Agreement shall reduce or diminish the value of the Option without the consent of the Optionee.

24. Incorporation of Terms of Plan. This Agreement shall be interpreted under, and subject to, all of the terms and provisions of the Plan, which are incorporated herein by reference, and shall be further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan will control.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries and the Optionee has hereunto set his hand all as of the date, month and year first above written.

WorldSpace, Inc.

By:
Name: Title:

[Name of Optionee]

Social Security Number

ATTEST: